Exhibit 99.1

Press Release	FOR IMMEDIATE RELEASE
	Contact:		Lawrence J. LeBon, III,
Chairman, President &
Chief Executive Officer
or
John LeBlanc,
SVP & Chief Financial Officer
	Telephone:		(504) 834-1190

LOUISIANA BANCORP, INC.

ANNOUNCES STOCK REPURCHASE PROGRAM

Metairie, Louisiana – (February 19, 2009) – Louisiana Bancorp, Inc. (the “Company”) (NASDAQ Global Market: LABC), the holding company for Bank of New Orleans (the “Bank”), announced today that it has approved the purchase of 5% of its outstanding common stock, subject to the completion of the Company’s previously announced second repurchase program. These shares may be acquired in the open market or privately negotiated transactions, as and when deemed appropriate by management over the next six months. There are currently 69,011 shares remaining to be repurchased under the Company’s on-going second repurchase program and the Company expects that such second repurchase program will be completed within the next two weeks.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.